Exhibit 3.2
CERTIFICATE OF INCORPORATION
OF
PHELPS DODGE CORPORATION
(as amended May 27, 2005)
     FIRST: The name of the Corporation is Phelps Dodge Corporation.
     SECOND: The objects for which this Corporation is formed are to do any of the things herein set forth to the same extent as natural born persons might, and in any part of the world and as principal or agent, to wit: To conduct mining operations of all kinds; to explore for, develop and deal in, any natural resources of any kind; to purchase, take, hold, sell, convey, lease, explore, develop, improve or otherwise deal in mining, natural resources, land, town site, building, power, water and other properties of all forms; to mine, extract or otherwise develop minerals, ores, metals, oil and other substances of all kinds; to smelt, reduce and otherwise treat minerals, ores, metals, oil and other substances of all kinds; to sell the product of all the foregoing operations; to undertake and carry on any business and operations incidental to such dealings, exploration, development; mining and treatment.
     To apply for, purchase, or otherwise acquire, and to hold, own, use, operate and to sell, assign or to otherwise dispose of, to grant licenses in respect to or otherwise turn to account letters patent and any and all inventions, improvements and processes used in connection with or secured under letters patent of the United States or elsewhere, or otherwise.
     To build and construct houses, structures, engines, cars, machinery and other equipment, and mining and metallurgical facilities and plants, including plants for the handling, concentrating, smelting, reduction and treatment of minerals, ores, metals, oil and other substances of all kinds, and to operate the same.
     To conduct manufacturing operations of all kinds; to manufacture, purchase or otherwise acquire, hold, own, mortgage, pledge, sell, assign, transfer or otherwise dispose of, invest, trade and deal in goods, wares and merchandise and property of all classes and descriptions; to transact a general mercantile business.
     To act as the agent of others in disposing of their minerals, ores and metals of all kinds or other substances, and to make contracts with others with reference to handling, smelting, treating and disposing of their minerals, ores and metals of all kinds and other substances.
     The Corporation may purchase, acquire, hold and dispose of the stocks, bonds and other evidences of indebtedness of any corporation, domestic or foreign, and issue in exchange therefor its stock, bonds or other obligations.

     The Corporation may do everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinabove set forth, either alone or in association with other corporations, firms or individuals, and do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or powers, or any part thereof.
     THIRD: The total number of shares that the Corporation shall have authority to issue shall be three hundred six million (306,000,000), consisting of six million (6,000,000) Preferred Shares having a par value of one dollar per share and three hundred million (300,000,000) Common Shares having a par value of six dollars and twenty-five cents ($6.25) per share. The designations, relative rights, preferences and limitations of each class of shares of the Corporation shall be as follows:
     A.      The Preferred Shares may be issued from time to time in one or more series, in such number, and with such distinctive serial designations and relative rights, preferences and limitations, as may be fixed by the Board of Directors. Subject to the limitations set forth herein and any limitations prescribed by law, the Board of Directors is expressly authorized, prior to issuance of any series of Preferred Shares, to fix the number of shares included in such series and the designation, relative rights, preferences and limitations of such series and to file a certificate of amendment pursuant to Section 805 of the Business Corporation Law or any statute amendatory thereof or supplemental thereto, establishing or changing the number, designation and relative rights, preferences and limitations of such series. Pursuant to the foregoing general authority vested in the Board of Directors, but not in limitation of the powers conferred on the Board of Directors thereby and by the laws of the State of New York, the Board of Directors is expressly authorized to determine with respect to each series of Preferred Shares:
     (a)      the distinctive designation or designations of such series and the number of shares constituting such series;
     (b)      the rate or amount and times at which, and the preferences and conditions under which, dividends shall be payable on shares of such series, the status of such dividends as cumulative or noncumulative, the date or dates form which dividends, if cumulative, shall accumulate, and the status of such shares as participating or non-participating after the payment of dividends as to which such shares are entitled to any preference;
     (c)      the rights and preferences, if any, of the holders of shares of such series upon the liquidation, dissolution or winding-up of the affairs of, or upon any distribution of the assets of, the Corporation, which amount may vary depending upon whether such liquidation, dissolution or winding-up is voluntary or involuntary and, if voluntary, may vary at different dates, and the status of the shares of such series as participating or non-participating after the satisfaction of any such rights and preferences;

     (d)      the full or limited voting rights, if any, to be provided for shares of such series, in addition to the voting rights provided by law;
     (e)      the times, terms and conditions, if any, upon which shares of such series shall be subject to redemption, including the amount the holders of shares of such series shall be entitled to receive upon redemption (which amount may vary under different conditions or at different redemption dates) and the amount, terms, conditions and manner of operation of any purchase, retirement or sinking fund to be provided for the shares of such series;
     (f)      the rights, if any, of holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class or classes or of any other series of the same class, the prices or rates of conversion or exchange, and adjustments thereto, and any other terms and conditions applicable to such conversion or exchange;
     (g)      the limitations, if any, applicable while such series is outstanding on the payment of dividends or making of distributions on, or the acquisition or redemption of, Common Shares or any other class of share ranking junior, either as to dividends or upon liquidation, to the shares of such series;
     (h)      the conditions or restrictions, if any, upon the issue of any additional shares (including additional shares of such series or any other series or of any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation; and
     (i)      any other preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of shares of such series;
in each case, so far as not inconsistent with the provisions of this Certificate of Incorporation or the laws of the State of New York as then in effect. All Preferred Shares shall be identical and of equal rank except in respect to the particulars that may be fixed by the Board of Directors as provided above, and all shares of each series of Preferred Shares shall be identical and of equal rank except as to the times from which cumulative dividends, if any, thereon shall be cumulative. The number of authorized Preferred Shares may be increased or decreased by the affirmative vote of the holders of a majority of the shares of the Corporation entitled to vote thereon, without any requirement that such increase or decrease be approved by a class vote on the part of the holders of the Preferred Shares or any series thereof, or on the part of any other class of stock of the Corporation, except as may be otherwise required by the laws of the State of New York or provided in the certificate of amendment establishing the voting rights of any series of Preferred Shares. The Board of Directors may from time to time amend any of the provisions of any certificate of amendment establishing any series of Preferred Shares, subject to any class voting rights of the holders of such shares and subject to the requirements of the laws of the State of New York.

     A.1. Junior Participating Cumulative Preferred Shares
     The number, designation, relative rights, preferences and limitations of the Junior Participating Cumulative Preferred Shares are as follows:
     (1) Designation and Number of Shares. 400,000 of the Preferred Shares shall be, and be designated as, Junior Participating Cumulative Preferred Shares (hereinafter referred to as the “Junior Preferred Shares”).
     (2) Dividends. A. Subject to the provisions of subclauses B and D of this clause (2), holders of the Junior Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the tenth day of March, June, September and December in each year (each such date, which is subject to change pursuant to the provisions of subclause D of this clause (2), being hereinafter referred to as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Junior Preferred Share, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $2.50 per share ($10.00 per annum), and (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any Junior Preferred Share. In the event the Corporation shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then the number 100 (or such number to which it may previously have been adjusted) in subclause (ii) of the preceding sentence shall be adjusted (or further adjusted) by multiplying such number by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.
     B. Holders of the Junior Preferred Shares shall be entitled to receive such dividends in preference to and in priority over dividends upon the Common Shares and upon any other shares which are by their terms junior to the Junior Preferred Shares as to dividends. Junior Preferred Shares shall be junior as to dividends to any other Preferred Shares which are by their terms senior to the Junior Preferred Shares as to dividends, and if at any time the Corporation has failed to pay accrued dividends on any such other Preferred Shares at the time outstanding at the times such dividends are payable, the Corporation shall not declare or pay any dividends on the Junior Preferred Shares.

     C. If at any time the Corporation has failed to pay accrued dividends on any Junior Preferred Shares at the time outstanding at the times such dividends are payable, the Corporation shall not
     (i) declare or pay any dividend on the Common Shares or make any payment on account of, or set apart money for a sinking or other analogous fund for, the purchase, redemption or other retirement of any Common Shares or make any distribution in respect thereof, either directly or indirectly and whether in cash or property or in obligations or shares of the Corporation (other than in Common Shares),
     (ii) purchase any Junior Preferred Shares (except for a consideration payable in Common Shares), or
     (iii) permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase any Common Shares or Junior Preferred Shares, unless, in the case of any such dividend, payment, distribution, purchase or redemption, all dividends accrued and payable but unpaid on the Junior Preferred Shares have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment thereof set aside for such payment.
     D. The Corporation shall declare a dividend or distribution on the Junior Preferred Shares as provided in subclause A of this clause (2) immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares); provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $2.50 per share ($10.00 per annum) on the Junior Preferred Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The Board of Directors may change any of the Quarterly Dividend Payment Dates to a different date to coincide with the payment date for a dividend or distribution on the Common Shares.
     E. Dividends at the $10.00 minimum annual rate shall begin to accrue and be cumulative on outstanding Junior Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Junior Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Junior Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall accumulate but shall not bear interest. Dividends paid on the shares of Junior

Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Junior Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 50 days prior to the date fixed for the payment thereof.
     (3) No Redemption. The Junior Preferred Shares shall not be redeemable.
     (4) Liquidation. A. The liquidation price of the Junior Preferred Shares, in case of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, shall be an amount per share equal to the greater of (i) $100 and (ii) an aggregate amount (subject to the provisions for adjustment hereinafter set forth) equal to 100 times the aggregate per share amount to be distributed to holders of Common Shares. In the event the Corporation shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then the number 100 (or such number to which it may previously have been adjusted) in subclause (ii) of the preceding sentence shall be adjusted (or further adjusted) by multiplying such number by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.
     B. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Junior Preferred Shares (i) shall not be entitled to receive the liquidation price of such shares held by them until the liquidation price of any other Preferred Shares which are by their terms senior to the Junior Preferred Shares as to the distribution of assets on any voluntary or involuntary liquidation of the Corporation shall have been paid in full and (ii) shall be entitled to receive the liquidation price of such shares held by them in preference to and in priority over any distributions upon the Common Shares and upon any other shares which are by their terms junior to the Junior Preferred Shares as to the distribution of assets on any voluntary or involuntary liquidation of the Corporation. Upon payment in full of the liquidation price to which the holders of Junior Preferred Shares are entitled, the holders of Junior Preferred Shares will not be entitled to any further participation in any distribution of assets by the Corporation. If the assets of the Corporation are not sufficient to pay in full the liquidation price payable to the holders of Junior Preferred Shares, the holders of all such shares shall share pro rata on a share-by-share basis among all such shares at the time outstanding.
     C. Neither a consolidation or merger of the Corporation with or into any other corporation, nor a merger of any other corporation with or into the

Corporation, nor a sale or transfer of all or any part of the Corporation’s assets for cash or securities shall be considered a liquidation, dissolution or winding-up of the Corporation within the meaning of this clause (4).
     (5) Convertibility. The Junior Preferred Shares shall not be convertible into any other securities of the Corporation.
     (6) Other Shares. The Junior Preferred Shares do not restrict in any way the issuance of any additional shares (including additional Junior Preferred Shares) ranking on a parity with or prior to the Junior Preferred Shares either as to dividends or upon liquidation or any additional Common Shares or other shares that may be entitled to vote with the Junior Preferred Shares. Any Junior Preferred Shares which are acquired by the Corporation and subsequently cancelled by the Board of Directors shall have the status of authorized but unissued Preferred Shares, without designation as to series, subject to reissuance by the Board of Directors as Junior Preferred Shares or of any one or more series.
     (7) Voting Rights. The holders of Junior Preferred Shares shall have the following voting rights:
     A. Subject to the provisions for adjustment hereinafter set forth, each Junior Preferred Share shall entitle the holder thereof to 100 votes on all matters submitted to a vote of shareholders of the Corporation and the holders of Junior Preferred Shares and the holders of Common Shares shall vote together as one class on all such matters. In the event the Corporation shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then the number 100 in the preceding sentence (or such number to which it may previously have been adjusted) shall be adjusted (or further adjusted) by multiplying such number by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.
     B. Except as otherwise provided herein or required by law, the holders of Junior Preferred Shares shall have no voting rights for taking any corporate action.
     (8) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case (subject to the provision for adjustment hereinafter set forth) each Junior Preferred Share shall at the same time be similarly exchanged for or changed into 100 times the aggregate per share amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, for which or into which each Common Share is exchanged or changed. In the event the Corporation shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then the number 100 in the preceding sentence (or such number to which it may previously have been adjusted) shall be adjusted (or further adjusted) by multiplying such number by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.
     (9) Definition of “Common Shares”. As used in this Paragraph A.1 of this Certificate of Incorporation, the term “Common Shares” shall mean the Common Shares of the Corporation having a par value of six dollars and twenty-five cents ($6.25) per share, as such shares may be changed through any subdivision, combination or consolidation thereof.
     B. Except as otherwise provided by the laws of the State of New York or by any certificate of amendment filed pursuant to Paragraph A of this Article THIRD, setting forth the relative rights, preferences and limitations of any series of Preferred Shares, the entire voting power of the shares of the Corporation for the election of Directors and for all other purposes, as well as all other rights appertaining to shares of the Corporation, shall be vested exclusively in the Common Shares. Each Common Share shall have one vote upon all matters to be voted on by the holders of the Common Shares, and shall be entitled to participate equally in all dividends payable with respect to the Common Shares and to share ratably, subject to the rights and preferences of any such Preferred Shares, in all assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation.
     C. No present or future holder of any shares of the Corporation, whether heretofore or hereafter issued, shall have any preemptive rights with respect to (a) any shares of the Corporation or (b) any other securities of the Corporation (including bonds and debentures) convertible into or carrying rights or options to purchase any shares of the Corporation.
     A.2.  6.75% Series A Mandatory Convertible Preferred Shares
     The number, designation, relative rights, preferences and limitations of the 6.75% Series A Mandatory Convertible Preferred Shares are as follows (certain capitalized terms being herein used as defined in Paragraph (10) below):
     1. Designation and Number of Shares. Out of the 6,000,000 preferred shares of the Corporation authorized by the Restated Certificate of Incorporation of the Corporation, 2,000,000 shall be, and be designated as, 6.75% Series A Mandatory Convertible Preferred Shares (hereinafter referred to as “this Series”) having a par value of $1.00 per share.

     2. Ranking. This Series shall rank, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation (i) senior to (a) the Common Shares, par value $6.25 per share, of the Corporation (the “Common Shares”), (b) the Junior Participating Cumulative Preferred Shares, par value $1.00 per share, of the Corporation, and (c) to each other class or series of stock of the Corporation (including any series of preferred stock established after June 6, 2002 by the Board of Directors) the terms of which do not expressly provide that it ranks senior to or on a parity with this Series as to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Corporation and (ii) junior to any equity security, the terms of which expressly provide that such class or series will rank senior to this Series as to dividend distributions and distributions upon liquidation, winding-up or dissolution of the Corporation.
     3. Dividends.
     General. The dividend rate on shares of this Series shall be $6.75 per annum, provided, that the initial dividend on this Series for the dividend period commencing on June 12, 2002, to but excluding August 15, 2002, will be $1.1813 per share, in each case subject to adjustment as provided in Section 12(ii). Cumulative cash dividends shall be payable quarterly when, as and if declared by the Board of Directors of the Corporation or a duly authorized committee thereof, out of the assets of the Corporation legally available therefor on the fifteenth calendar day (or the following business day if the fifteenth is not a business day) of August, November, February and May (each such date being referred to herein as a “Dividend Payment Date”), provided, that the initial dividend shall be payable, if declared, on August 15, 2002. The amount of dividends payable on each share of this Series for each quarterly period thereafter shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for any other period that is shorter or longer than a dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.
     A dividend period is the period ending on the day before a Dividend Payment Date and beginning on the preceding Dividend Payment Date or, if none, the date of issue. Dividends payable, if declared, on a Dividend Payment Date shall be payable to Holders (as defined below) of record as they appear on the stock register of the Corporation on the record date, which shall be the close of business on the first calendar day (or the preceding business day if the first is not a business day) of the calendar month in which the applicable Dividend Payment Date falls (each, a “Dividend Record Date”).
     Dividends on this Series shall be cumulative if the Corporation fails to declare or pay one or more dividends on this Series in any amount, whether or not the earnings or financial condition of the Corporation were sufficient to pay such dividends in whole or in part.

     Holders of shares of this Series shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of the then applicable full dividends calculated pursuant to Section 3(i) hereof (including accrued dividends, if any) on shares of this Series. No interest or sum of money in lieu of interest shall be payable in respect of any dividend or payment which may be in arrears.
     Dividends in arrears on this Series not declared for payment or paid on any Dividend Payment Date may be declared by the Board of Directors of the Corporation or a duly authorized committee thereof and paid on any date fixed by the Board of Directors of the Corporation or a duly authorized committee thereof, whether or not a Dividend Payment Date, to the Holders of record of the shares of this Series, as they appear on the stock register of the Corporation on a record date selected by the Board of Directors of the Corporation or a duly authorized committee thereof, which shall be not more than 60 days prior to such fixed dividend payment date.
     Payment Restrictions. The Corporation may not declare or pay any dividend or make any distribution of assets (other than dividends paid or other distributions made in capital stock of the Corporation ranking junior to this Series as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up) on, or redeem, purchase or otherwise acquire (except upon conversion or exchange for capital stock of the Corporation ranking junior to this Series as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up), the Corporation’s Common Shares or any other stock of the Corporation ranking junior to this Series as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, unless all accrued and unpaid dividends on this Series for all prior dividend periods have been or contemporaneously are declared and paid and the full quarterly dividend on this Series for the current dividend period has been or contemporaneously is declared and set apart for payment.
     Whenever all accrued and unpaid dividends on this Series for all prior dividend periods are not paid in full, the Corporation may not redeem, purchase or otherwise acquire (except upon conversion or exchange for capital stock of the Corporation ranking junior to this Series as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up) other capital stock of the Corporation then outstanding ranking on a parity with this Series as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, including this Series.
     4. Liquidation Preference.
     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Holders of shares of this Series shall be entitled to receive out of the assets of the Corporation legally available for distribution to shareholders, before any distribution of assets is made on the Common Shares of the Corporation or any other class or series of stock of the Corporation ranking junior to this Series as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up a liquidating distribution, in the amount of $100.00 per share, subject to adjustment as provided in Section 12(ii) hereof, plus an amount equal to the sum of all accrued and unpaid dividends (whether or not earned or declared) for the portion of the then-current dividend period until the payment date and all dividend periods prior thereto.
     Neither the sale nor transfer of all or substantially all of the property or business of the Corporation, nor the merger, conversion or consolidation of the Corporation into or with any other corporation, nor the merger, conversion or consolidation of any other corporation into or with the Corporation shall constitute a liquidation, dissolution or winding up, voluntary or involuntary, for the purposes of the foregoing paragraph. After the payment to the Holders of the shares of this Series of the full preferential amounts provided for above, the Holders of the shares of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.
     In the event the assets of the Corporation available for distribution to the Holders of the shares of this Series upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled as provided above, no such distribution shall be made on account of any other stock of the Corporation ranking on a parity with this Series as to the distribution of assets upon such liquidation, dissolution or winding up, unless a pro rata distribution is made on this Series and such other stock of the Corporation, with the amount allocable to each series of such stock determined on the basis of the aggregate liquidation preference of the outstanding shares of each series and distributions to the shares of each series being made on a pro rata basis.
     5. Voting Rights.
     The Holders of shares of this Series shall have no voting rights, except as set forth below or as expressly required by applicable law. In exercising any such vote, each outstanding share of this Series shall be entitled to one vote.
     If the equivalent of six quarterly dividends payable, whether consecutively or not, on this Series or any other class or series of preferred stock ranking on a parity with this Series as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, has not been paid, the number of directors of the Corporation shall be increased by two (without duplication of any increase, resulting from the same failure to pay dividends, made pursuant to the terms of any other series of preferred stock of the Corporation ranking on a parity with this Series as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up), and the Holders of this Series, voting as a single class with the holders of shares of any other class of the preferred stock of the Corporation ranking on a parity with this Series as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable (this Series, together with such other class or classes, the “Electing Preferred Shares”), shall have the exclusive right to vote for and to elect such two directors at any meeting of shareholders of the Corporation at which directors are to be elected held during the period such dividends remain in arrears. Each class or series of preferred stock entitled to vote for the additional directors shall have a number of votes proportionate to the aggregate liquidation preference of its outstanding shares. Such voting right shall continue until full cumulative dividends for all past dividend periods on all such preferred stock of the Corporation, including any shares of this Series, have been paid or declared and set apart for payment. Any such elected directors shall serve until the Corporation’s next annual meeting of shareholders (notwithstanding that prior to the end of such term the right to elect directors shall cease to exist) or until their respective successors shall be elected and qualify.
     Whenever such exclusive voting right shall vest, it may be exercised initially either at a special meeting of Holders of Electing Preferred Shares or at any annual shareholders’ meeting, but thereafter it shall be exercised only at annual shareholders’ meetings. Any director who shall have been elected by the Holders of Electing Preferred Shares as a class pursuant to this Section 5 may be removed at any time, either for or without cause by, and only by, the affirmative votes of the Holders of record of a majority of the outstanding shares of Electing Preferred Shares given at a special meeting of such shareholders called for such purpose, and any vacancy created by such removal may also be filled at such meeting. Any vacancy caused by the death or resignation of a director who shall have been elected by the Holders of Electing Preferred Shares as a class pursuant to this Section 5 may be filled only by the Holders of outstanding Electing Preferred Shares at a meeting called for such purpose.
     Any meeting of the Holders of outstanding Electing Preferred Shares entitled to vote as a class for the election or removal of directors shall be held at the place at which the last annual meeting of shareholders was held. At such meeting, the presence in person or by proxy of the Holders of a majority of the outstanding shares of all outstanding Electing Preferred Shares shall be required to constitute a quorum; in the absence of a quorum, a majority of the Holders present in person or by proxy shall have the power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be present.
     So long as any shares of this Series is outstanding, the affirmative vote or consent of the Holders of at least 66 2/3% of the outstanding shares of this Series will be required for any amendment of the Restated Certificate of Incorporation of the Corporation (or any certificate supplemental thereto) that will adversely affect the powers, preferences, privileges or rights of this Series. The affirmative vote or consent of the Holders of at least 66 2/3% of the outstanding shares of this Series and any other series of the preferred stock of the Corporation ranking on a parity with this Series as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, voting as a single class without regard to series, will be required (a) to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any additional class or series of stock ranking prior to this Series as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, (b) to reclassify any authorized stock of the Corporation into any class or series of stock or any obligation or security convertible into or evidencing a right to purchase such stock ranking prior to this Series; provided that such vote will not be required for the Corporation to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any stock ranking on a parity with or junior to this Series as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.
     6. Automatic Conversion.
     Each share of this Series will automatically convert (unless previously converted at the option of the Holder in accordance with Section 7, or a Merger Early Settlement has occurred in accordance with Section 8), on August 15, 2005 (the “Conversion Date”), into a number of newly issued Common Shares equal to the Conversion Rate (as defined in Section 9 below). Dividends on the shares of this Series shall cease to accrue and such shares of this Series shall cease to be outstanding on the Conversion Date. The Corporation shall make such arrangements as it deems appropriate for the issuance of certificates, if any, representing Common Shares, and for the payment of cash in respect of accrued and unpaid dividends (whether or not earned or declared) on this Series, if any, or cash in lieu of fractional Common Shares, if any, in exchange for and contingent upon surrender of certificates representing the shares of this Series (if such shares are held in certificated form), and the Corporation may defer the payment of dividends on such Common Shares and the voting thereof until, and make such payment and voting contingent upon, the surrender of such certificates representing the shares of this Series, provided that the Corporation shall give the Holders of the shares of this Series such notice of any such actions as the Corporation deems appropriate and upon such surrender such Holders shall be entitled to receive such dividends declared and paid on such Common Shares subsequent to the Conversion Date. Amounts payable in cash in respect of the shares of this Series or in respect of such Common Shares shall not bear interest. Transfer or similar taxes in connection with the issuance of Common Shares to any person other than the Holder will be paid by the Holder.
     7. Early Conversion at the Option of the Holder.
     Shares of this Series are convertible, in whole or in part, at the option of the Holders thereof (“Optional Conversion”), at any time prior to the Conversion Date, into Common Shares at a rate of 2.083 Common Shares for each share of this Series (the “Optional Conversion Rate”), subject to adjustment as set forth in Section 9(ii) below (as though references in Section 9(ii) to the Conversion Rate were replaced with references to the Optional Conversion Rate).
     Optional Conversion of shares of this Series may be effected by delivering certificates evidencing such shares (if such shares are held in certificated form), together with written notice of conversion and a proper assignment of such certificates to the Corporation or in blank (and, if applicable, payment of an amount equal to the dividend payable on such shares), to the office of the Transfer Agent (as defined below) for this Series or to any other office or agency maintained by the Corporation for that purpose and otherwise in accordance with Optional Conversion procedures established by the Corporation. Each Optional Conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements shall have been satisfied.
     Holders of shares of this Series at the close of business on a Dividend Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the Optional Conversion of such shares following such Dividend Record Rate and prior to such Dividend Payment Date. However, shares of this Series surrendered for Optional Conversion after the close of business on a Dividend Record Date and before the opening of business on the next succeeding Dividend Payment Date must be accompanied by payment in cash of an amount equal to the dividend payable on such shares on such Dividend Payment Date. Except as provided above, upon any Optional Conversion of shares of this Series, the Corporation shall make no payment or allowance for unpaid preferred dividends, whether or not in arrears, on such shares of this Series as to which Optional Conversion has been effected or for dividends or distributions on the Common Shares issued upon such Optional Conversion.
     8. Early Conversion Upon Cash Merger.
     In the event of a merger or consolidation of the Corporation of the type described in Section 9(iii) in which the Common Shares outstanding immediately prior to such merger or consolidation are exchanged for consideration consisting of at least 30% cash or cash equivalents (any such event, a “Cash Merger”), then the Corporation (or the successor to the Corporation hereunder) shall be required to offer the Holder of each share of this Series the right to convert shares of this Series prior to the Conversion Date (“Merger Early Settlement”) as provided herein. On or before the fifth Business Day after the consummation of a Cash Merger, the Corporation or, at the request and expense of the Corporation, the Transfer Agent, shall give all Holders notice of the occurrence of the Cash Merger and of the right of Merger Early Settlement arising as a result thereof. The Corporation shall also deliver a copy of such notice to the Transfer Agent. Each such notice shall contain:
     the date, which shall be not less than 20 nor more than 30 calendar days after the date of such notice, on which the Merger Early Settlement will be effected (the “Merger Early Settlement Date”);
     the date, which shall be on or one Business Day prior to the Merger Early Settlement Date, by which the Merger Early Settlement right must be exercised;

     the Conversion Rate in effect immediately before such Cash Merger and the kind and amount of securities, cash and other property receivable by the Holder upon conversion of shares of this Series pursuant to Section 9(iii); and
     the instructions a Holder must follow to exercise the Merger Early Settlement right.
     To exercise a Merger Early Settlement right, a Holder shall deliver to the Transfer Agent at the Corporate Trust Office (as defined below) by 5:00 p.m., New York City time on or one Business Day before the date by which the Merger Settlement right must be exercised as specified in the notice, the certificate(s) (if such shares are held in certificated form) evidencing the shares of this Series with respect to which the Merger Early Settlement right is being exercised duly endorsed for transfer to the Corporation or in blank with a written notice to the Corporation stating the Holder’s intention to convert early in connection with the Cash Merger and providing the Corporation with payment instructions.
     On the Merger Early Settlement Date, the Corporation shall deliver or cause to be delivered the net cash, securities and other property to be received by such exercising Holder determined by assuming the Holder had converted, immediately before the Cash Merger at the Conversion Rate (as adjusted pursuant to Section 9(ii)), the shares of this Series for which such Merger Early Settlement right was exercised into Common Shares. In the event a Merger Early Settlement right shall be exercised by a Holder in accordance with the terms hereof, all references herein to Conversion Date shall be deemed to refer to such Merger Early Settlement Date.
     Upon a Merger Early Settlement, the Transfer Agent shall, in accordance with the instructions provided by the Holder thereof on the notice provided to the Corporation as set forth in paragraph (ii) above deliver to the Holder such net cash, securities or other property issuable upon such Merger Early Settlement together with payment in lieu of any fraction of a share, as provided herein.
     In the event that Merger Early Settlement is effected with respect to shares of this Series representing less than all the shares of this Series held by a Holder, upon such Merger Early Settlement the Corporation (or the successor to the Corporation hereunder) shall execute and the Transfer Agent shall authenticate, countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares as to which Merger Early Settlement was not effected.
     9. Definition of Conversion Rate; Anti-dilution Adjustments.
     The “Conversion Rate” is equal to (a) if the Average Market Price (as defined below) is greater than or equal to $48.00 (the “Threshold Appreciation Price”), 2.083 Common Shares per share of this Series, (b) if the Average Market Price is less than the Threshold Appreciation Price, but is greater than $40.00, the number of Common Shares per share of this Series that equals $100.00 (the “Stated Amount”) divided by the Average Market Price, and (c) if the Average Market Price is equal to or less than $40.00, 2.5 Common Shares per share of this Series. In each case subject to adjustment as provided in Section 9(ii) (and in each case rounded upward or downward to the nearest 1/10,000th of a share).
     In connection with the Conversion Rate as set forth in Section 9(i), the formula for determining the Conversion Rate and the number of Common Shares to be delivered on an early conversion as set forth in Sections 7 or 8 shall be subject to the following adjustments:
     Stock Dividends. In case the Corporation shall pay or make a dividend or other distribution on the Common Shares in Common Shares, the Conversion Rate, as in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination.
     Stock Purchase Rights. In case the Corporation shall issue (other than pursuant to a dividend reinvestment, share purchase or similar plan) rights, options or warrants to all holders of its Common Shares (not being available on an equivalent basis to Holders of the shares of this Series upon conversion) entitling them to subscribe for or purchase Common Shares at a price per share less than the Current Market Price (as defined below) per share of the Common Shares on the date fixed for the determination of shareholders entitled to receive such rights, options or warrants, the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by a fraction, the numerator of which shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination plus the number of Common Shares which the aggregate of the offering price of the total number of Common Shares so offered for subscription or purchase would purchase at such Current Market Price and the denominator of which shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination plus the number of Common Shares so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination.
     Stock Splits; Reverse Splits. In case outstanding Common Shares shall be subdivided or split into a greater number of Common Shares, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, in case outstanding Common Shares shall each be combined into a smaller number of Common Shares, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split or combination becomes effective.
     Debt or Asset Distributions. (1) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Shares evidences of its indebtedness or assets (including securities, but excluding any rights, options or warrants referred to in paragraph (b) of this Section 9(ii), any dividend or distribution paid exclusively in cash and any dividend, shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of a Spin-Off referred to in the next subparagraph, or distribution referred to in paragraph (a) of this Section 9(ii)), the Conversion Rate shall be increased by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price per share of the Common Shares on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Transfer Agent) of the portion of the assets or evidences of indebtedness so distributed applicable to one Common Share and the denominator of which shall be such Current Market Price per Common Share, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution. In any case in which this subparagraph (d)(1) is applicable, subparagraph (d)(2) of this Section 9(ii) shall not be applicable.
     (2) In the case of a Spin-Off, the Conversion Rate in effect immediately before the close of business on the record date fixed for determination of shareholders entitled to receive that distribution will be increased by multiplying the Conversion Rate by a fraction, the numerator of which is the Current Market Price per Common Share plus the Fair Market Value (as defined below) of the portion of those shares of Capital Stock or similar equity interests so distributed applicable to one Common Share and the denominator of which is the Current Market Price per Common Share. Any adjustment to the Conversion Rate under this subparagraph (d)(2) will occur at the earlier of (A) the tenth Trading Day from, and including the effective date of, the Spin-Off and (B) the date of the securities being offered in the Initial Public Offering of the Spin-Off, if that Initial Public Offering is effected simultaneously with the Spin-Off.
     Cash Distributions. In case the Corporation shall (1) by dividend or otherwise, distribute to all holders of its Common Shares cash (excluding any cash that is distributed in a Reorganization Event to which Section 9(iii) applies or as part of a distribution referred to in paragraph (d) of this Section 9(ii)) in an aggregate amount that combined together with (2) the aggregate amount of any other distributions to all holders of its Common Shares made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (e) or paragraph (f) of this Section 9(ii) has been made and (3) the aggregate of any such cash plus the fair market value, as of the date of the expiration of the tender or exchange offer referred to below (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), of the consideration payable in respect of any tender or exchange offer by the Corporation or any of its subsidiaries for all or any portion of the Common Shares concluded within the 12 months preceding the date of payment of the distribution described in clause (1) of this paragraph (e) and in respect of which no adjustment pursuant to this paragraph (e) or paragraph (f) of this Section 9(ii) has been made, exceeds 15% of the product of the Current Market Price (as defined below) per Common Share on the date for the determination of Holders of Common Shares entitled to receive such distribution times the number of Common Shares outstanding on such date, then and in each such case, immediately after the close of business on such date for determination, the Conversion Rate shall be increased so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the shareholders entitled to receive such distribution by a fraction (A) the numerator of which shall be equal to the Current Market Price per Common Share on the date fixed for such determination less an amount equal to the quotient of (x) the combined amount distributed or payable in the transactions described in clauses (1), (2) and (3) of this paragraph (e) and (y) the number of Common Shares outstanding on such date for determination and (B) the denominator of which shall be equal to the Current Market Price per Common Share on such date for determination.
     Tender Offers. In case (1) a tender or exchange offer made by the Corporation or any subsidiary of the Corporation for all or any portion of the Common Shares shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to holders (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (2) the aggregate of such payment plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer by the Corporation or any subsidiary of the Corporation for all or any portion of the Common Shares expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph (e) of this Section 9(ii) or this paragraph (f) has been made and (3) the aggregate amount of any distributions to all Holders of the Corporation’s Common Shares made exclusively in cash within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph (e) of this Section 9(ii) or this paragraph (f) has been made, exceeds 15% of the product of the Current Market Price per Common Share as of the last time (the “Expiration Time”) tenders could have been made pursuant to such tender or exchange offer (as it may be amended) times the number of Common Shares outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate immediately prior to the close of business on the date of the Expiration Time by a fraction (A) the numerator of which shall be equal to (x) the product of (I) the Current Market Price per Common Share on the date of the Expiration Time and (II) the number of Common Shares outstanding (including any tendered shares) on the Expiration Time less (y) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the transactions described in clauses (1), (2) and (3) of this paragraph (f) (assuming in the case of clause (1) the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares), and (B) the denominator of which shall be equal to the product of (x) the Current Market Price per Common Share as of the Expiration Time and (y) the number of Common Shares outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”).
     Reclassification. The reclassification of Common Shares into securities including securities other than Common Shares (other than any reclassification upon a Reorganization Event to which Section 9(iii) applies) shall be deemed to involve (1) a distribution of such securities other than Common Shares to all Holders of Common Shares (and the effective date of such reclassification shall be deemed to be “the date fixed for the determination of shareholders entitled to receive such distribution” and the “date fixed for such determination” within the meaning of paragraph (d) of this Section 9(ii)), and (2) a subdivision, split or combination, as the case may be, of the number of Common Shares outstanding immediately prior to such reclassification into the number of Common Shares outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be “the day upon which such subdivision or split becomes effective” or “the day upon which such combination becomes effective,” as the case may be, and “the day upon which such subdivision, split or combination becomes effective” within the meaning of paragraph (c) of this Section 9(ii)).
     Calculation of Adjustments. All adjustments to the Conversion Rate shall be calculated to the nearest 1/10,000th of a Common Share (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share). No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Conversion Rate pursuant to paragraph (a), (b), (c), (d), (e), (f), (g) or (i) of this Section 9(ii), an adjustment shall also be made to the Average Market Price solely to determine which of clauses (a), (b) or (c) of the definition of Conversion Rate will apply on the Conversion Date. Such adjustment shall be made by multiplying the Average Market Price by a fraction, the numerator of which shall be the Conversion Rate immediately after such adjustment pursuant to paragraph (a), (b), (c) (d), (e), (f), (g) or (i) of this Section 9(ii) and the denominator of which shall be the Conversion Rate immediately before such adjustment; provided, that if such adjustment to the Conversion Rate is required to be made pursuant to the occurrence of any of the events contemplated by paragraph (a), (b), (c), (d), (e), (f) or (g) of this Section 9(ii) during the period taken into consideration for determining the Average Market Price, appropriate and customary adjustments shall be made to the Conversion Rate.
     Increase of Conversion Rate. The Corporation may make such increases in the Conversion Rate, in addition to those required by this Section 9(ii), as it considers to be advisable in order to avoid or diminish any income tax to any Holders of Common Shares resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons. The Corporation shall have the power to resolve any ambiguity or correct any error in this Section 9(ii) and its action in so doing, as evidenced by a resolution of the Board of Directors, shall be final and conclusive.
     Notice of Adjustment. Whenever the Conversion Rate is adjusted in accordance with Section 9(ii), the Corporation shall: (i) forthwith compute the Conversion Rate in accordance with Section 9(ii), and prepare and transmit to the Transfer Agent an Officer’s Certificate setting forth the Conversion Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Rate pursuant to Sections 9(ii) (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware) provide a written notice to the Holders of this Series of the occurrence of such event and a statement setting forth in reasonable detail the method by which the adjustment to the Conversion Rate was determined and setting forth the adjusted Conversion Rate.
     (iii) In the event of:
     any consolidation or merger of the Corporation with or into another person (other than a merger or consolidation in which the Corporation is the surviving corporation and in which the Common Shares outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Corporation or another corporation); or
     any sale, transfer, lease or conveyance to another person of the property of the Corporation as an entirety or substantially as an entirety; or
     any statutory exchange of securities of the Corporation with another person (other than in connection with a merger or acquisition) (any such event, a “Reorganization Event”)
each share of this Series immediately prior to such Reorganization Event shall, after such Reorganization Event, be converted into a right to receive the kind and amount of securities, cash and other property receivable in such Reorganization Event per share of this Series (without any interest thereon, and without any right to dividends or distribution thereon that have a record date that is prior to the Conversion Date) by a Holder of Common Shares that (1) is not a person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (any such person, a “Constituent Person”), or an Affiliate (as defined below) of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Shares held by Affiliates of the Corporation and non-Affiliates, and (2) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each Common Share held immediately prior to such Reorganization Event by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (“Non-electing Share”), then for the purpose of this Section 9(iii) the kind and amount of securities, cash and other property receivable upon such Reorganization Event by each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). On the Conversion Date the Conversion Rate then in effect will be applied to the value on the Conversion Date of such securities, cash or other property in a manner as nearly as equivalent as possible to the adjustment that would have been made with respect to each Common Share held immediately prior to the Reorganization Event.
     In the event of such a Reorganization Event, the person formed by such consolidation, merger or exchange or the person which acquires the assets of the Corporation shall execute and deliver to the Transfer Agent an agreement supplemental hereto providing that the Holder of each share of this Series shall have the rights provided by this Section 9(iii). Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9(iii). The above provisions of this Section 9(iii) shall similarly apply to successive Reorganization Events.

     10. Definitions.
     “Affiliate” has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.
     The “Average Market Price” means the average of the Closing Prices (as defined below) per Common Share on each of the 20 consecutive Trading Days (as defined below) ending on the third Trading Day immediately preceding the Conversion Date.
     “Business Day” means any day other than a Saturday or Sunday or any other day on which banks in The City of New York are authorized or required by law or executive order to close.
     The “Closing Price” of the Common Shares or any securities distributed in a Spin-Off, as the case may be, on any date of determination means the closing sale price (or, if no closing price is reported the last reported sale price) per share on the New York Stock Exchange (“NYSE”) on such date or, if such security is not quoted for trading on NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed or quoted, or if such security is not so listed or quoted on a United States national or regional securities exchange, as reported by NYSE, or, if such security is not so reported, the last quoted bid price for the such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of such security on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Corporation.
     “Corporate Trust Office” means the principal corporate trust office of the Transfer Agent at which, at any particular time, its corporate trust business shall be administered.
     “Current Market Price” means (a) on any day the average of the Closing Prices for the five consecutive Trading Days preceding the earlier of the day preceding the day in question and the day before the “ex date” with respect to the issuance or distribution requiring computation, (b) in the case of any Spin-Off that is effected simultaneously with an Initial Public Offering of the securities being distributed in the Spin-Off, the Closing Price of the Common Shares on the Trading Day on which the initial public offering price of the securities being distributed in the Spin-Off is determined, and (c) in the case of any other Spin-Off, the average of the Closing Prices of the Common Shares over the first 10 Trading Days after the effective date of such Spin-Off. For purposes of this paragraph, the term “ex date,” when used with respect to any issuance or distribution, shall mean the first date on which the Common Shares trade regular way on such exchange or in such market without the right to receive such issuance or distribution.

     “Fair Market Value” means (a) in the case of any Spin-Off that is effected simultaneously with an Initial Public Offering of such securities, the initial public offering price of those securities, and (b) in the case of any other Spin-Off, the average of the Closing Prices of those securities over the first 10 Trading Days after the effective date of such Spin-Off.
     “Holder” means the person in whose name any shares of this Series are registered in the books and records of the Corporation.
     “Initial Public Offering” means the first time securities of the same class or type as the securities being distributed in the Spin-Off are offered to the public for cash.
     “Spin-Off” means a dividend or other distribution of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of the Corporation.
     “Trading Day” means a day on which the Common Shares (A) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Shares.
     “Transfer Agent” shall be Mellon Investor Services LLC unless and until a successor is selected by the Corporation, and then such successor.
     11. Fractional Shares.
     No fractional Common Shares shall be issued upon the conversion of any shares of this Series. In lieu of any fraction of a Common Share that would otherwise be issuable in respect of the aggregate number of shares of this Series surrendered by the same Holder upon a conversion as described in Sections 7(i), 8 or 9(i), such Holder shall have the right to receive an amount in cash (computed to the nearest cent) equal to the same fraction of (a) in the case of Section 9(i), the Current Market Price or (b) in the case of Sections 7(i) or 8, the Closing Price of the Common Shares determined as of the second Trading Day immediately preceding the effective date of conversion.
     12. Miscellaneous.
     Procedures for conversion of shares of this Series, in accordance with Sections 6, 7 or 8, not held in certificated form will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit conversion without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time.

     The liquidation preference and the annual dividend rate set forth herein each shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving this Series. Such adjustments shall be determined in good faith by the Board of Directors and submitted by the Board of Directors to the Transfer Agent.
     For the purposes of Section 9, the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares. The Corporation will not pay any dividend or make any distribution with respect to shares held in treasury.
     If the Corporation shall take any action affecting the Common Shares, other than action described in Section 9, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the Holders of the shares of this Series, then the Conversion Rate and/or the Optional Conversion Rate for this Series may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances.
     The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares for the purpose of effecting conversion of this Series, the full number of Common Shares deliverable upon the conversion of all outstanding shares of this Series not theretofore converted. For purposes of this Section 12(v), the number of Common Shares that shall be deliverable upon the conversion of all outstanding shares of this Series shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.
     The Corporation covenants that any Common Shares issued upon conversion of shares of this Series shall be validly issued, fully paid and non-assessable.
     The Corporation shall endeavor to list the Common Shares required to be delivered upon conversion of shares of this Series, prior to such delivery, upon each national securities exchange or quotation system, if any, upon which the outstanding Common Shares are listed at the time of such delivery.
     The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion of shares of this Series pursuant thereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Shares or other securities or property in a name other than that of the Holder of this Series to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the

Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.
     This Series is not redeemable.
     For purposes of this Paragraph A.2, all shares of this Series shall be deemed outstanding, except from the date of registration of transfer, all shares of this Series held of record by the Corporation or any subsidiary of the Corporation.
     This Series is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.
     Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.
     This Series may be issued in fractions of a share which shall entitle the Holder, in proportion to such Holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of Holders of this Series.
     Subject to applicable escheat laws, any monies set aside by the Corporation in respect of any payment with respect to shares of this Series, or dividends thereon, and unclaimed at the end of two years from the date upon which such payment is due and payable shall revert to the general funds of the Corporation, after which reversion the Holders of such shares shall look only to the general funds of the Corporation for the payment thereof. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.
     Except as may otherwise be required by law, the shares of this Series shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Amendment or the Restated Certificate of Incorporation.
     The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.
     If any of the voting powers, preferences and relative participating, optional and other special rights of this Series and qualifications, limitations and restrictions thereof set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative participating, optional and other special rights of this Series and qualifications, limitations and restrictions thereof set forth herein that can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative participating, optional and other special rights of this Series and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative participating, optional or other special rights of this Series and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative participating, optional or other special rights of this Series and qualifications limitations and restrictions thereof unless so expressed herein.
     Shares of this Series that have been issued and reacquired in any manner, including shares purchased or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of New York) have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation, provided that any issuance of such shares as this Series must be in compliance with the terms hereof.
     If any certificates of shares of this Series shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated certificates of shares of this Series, or in lieu of and substitution for certificates of this Series lost, stolen or destroyed, a new certificate of this Series and of like tenor and representing an equivalent amount of shares of this Series, but only upon receipt of evidence of such loss, theft or destruction of such certificate of this Series and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent. The Corporation is not required to issue any certificates representing shares of this Series on or after the Conversion Date. In place of the delivery of a replacement certificate following the Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described above, will deliver Common Shares pursuant to the terms of this Series evidenced by the certificate.
     4. Pursuant to authority vested in the Board of Directors by the provisions of Paragraph A of Article THIRD of the Restated Certificate of Incorporation of the Corporation, the amendments to such Restated Certificate of Incorporation set forth above were adopted by the affirmative vote of a majority of the Board of Directors of the Corporation at a meeting held on May 1, 2002.
     FOURTH: The office of the Corporation shall be located in the City of New York, County of New York, State of New York. CT Corporation System, 1633 Broadway, New York, New York 10019, is designated as the registered agent of the Corporation upon whom process in any action or proceeding against it may be served. The Secretary of State of the State of New York is also designated as the agent of the

Corporation upon whom process in any action or proceeding against it may be served. The address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation which may be served upon him is: Phelps Dodge Corporation, c/o CT Corporation System, 1633 Broadway, New York, New York 10019.
     FIFTH: The duration of the Corporation shall be perpetual.
     SIXTH: The number of the Corporation’s Directors shall not be less than nine nor more than twelve, provided that whenever the holders of any one or more series of Preferred Shares of the Corporation become entitled to elect one or more Directors to the Board of Directors in accordance with any applicable provisions of this Certificate of Incorporation, such maximum number of Directors shall be increased automatically by the number of Directors such holders are so entitled to elect. Such increase shall remain in effect until the right of such holders to elect such Director or Directors shall cease and until the Director or Directors elected by such holders shall no longer hold office. No Director may be removed without cause by shareholders of the Corporation.
     SEVENTH: The personal liability of the Directors of the Corporation for any breach of duty in such capacity is hereby eliminated and limited to the fullest extent permitted by Section 402(b) of the New York Business Corporation Law, as the same may be amended from time to time.

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